QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ARGOSY GAMING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ARGOSY GAMING COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2001

    The Annual Meeting of Stockholders of Argosy Gaming Company ("Argosy" or the "Company") will be held in the first floor conference center in the Sheraton Hotel atrium at 100 France Street, Baton Rouge, LA 70802 on Tuesday, April 17 2001, at 2:00 p.m., local time, for the following purposes:

  1.
  To elect three directors to hold office until the 2004 Annual Meeting of Stockholders; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items are fully discussed in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report is also enclosed.

    The close of business on February 23, 2001 has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors of Argosy urge you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.

DONALD J. MALLOY Secretary

March 15, 2001

ARGOSY GAMING COMPANY

219 Piasa Street
Alton, Illinois 62002

PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argosy Gaming Company ("Argosy" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held in the first floor conference center in the Sheraton Hotel atrium at 100 France Street, Baton Rouge, LA 70802 on Tuesday, April 17, 2001, at 2:00 p.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about March 15, 2001.

    The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

    If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the three nominees for director set forth herein and with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting the respective proxies.

    A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

    The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company and the cost of solicitation, including the cost of preparing and making the Proxy Statement, the Proxy, Notice of Annual Meeting and Annual Report is being paid for by the Company.

RECORD DATE, REQUIRED VOTE,
OUTSTANDING SHARES AND HOLDINGS
OF CERTAIN STOCKHOLDERS

Record Date and Outstanding Shares

    At the close of business on February 23, 2001, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 28,501,089 shares of the Company's common stock, par value $0.01 per share, ("Common Stock"), the only class of voting securities outstanding. Only the record holders of Common Stock as of the close of business on February 23, 2001 will be entitled to vote. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting. See "Election of Directors."

    In addition, at the close of business on February 23, 2001 there were outstanding 91,440 Warrants to Purchase Common Stock ("Warrants") previously issued. The Warrants entitle the holders thereof to purchase 91,440 shares of Common Stock at an exercise price of $3.89 per share.

Required Vote

    Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The election of the nominees for director (the "Proposal") will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast on the Proposal (whether for or against or abstained on such Proposal). Votes cast as abstentions will not be counted as a vote for or against the Proposal, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to effectuate the Proposal. So called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate the Proposal. The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 6,306,970 shares of Common Stock or 21.6% of the outstanding shares of Common Stock (See "Security Ownership of Certain Beneficial Owners and Management"). Such officers and directors have indicated an intention to the Company to vote in favor of the Proposal.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of the close of business on February 23, 2001, certain information with respect to the beneficial ownership of Common Stock beneficially owned by (i) each director of the Company, (ii) the most highly compensated executive officers of the Company (collectively, the "named officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class
Directors and Named Officers:
William F. Cellini 219 Piasa Street Alton, IL 62002	1,843,476	(a)(b)	6.4%
Edward F. Brennan 219 Piasa Street Alton, IL 62002	19,000		*
George L. Bristol 219 Piasa Street Alton, IL 62002	2,000		*
F. Lance Callis 219 Piasa Street Alton, IL 62002	1,365,628		4.8
Jimmy F. Gallagher 219 Piasa Street Alton, IL 62002	924,378		3.2
John B. Pratt, Sr. 219 Piasa Street Alton, IL 62002	1,171,000	(c)	4.1
James B. Perry 219 Piasa Street Alton, IL 62002	545,333	(d)	1.8
Arnold L. Block 219 Piasa Street Alton, IL 62002	15,989	(d)	*
Dale R. Black 219 Piasa Street Alton, IL 62002	50,000	(d)	*
Donald J. Malloy 219 Piasa Street Alton, IL 62002	50,000	(d)	*
G. Dan Marshall 219 Piasa Street Alton, IL 62002	62,500	(d)	*
All directors and executive officers as a group (14 persons)	6,306,970		21.6
Principal Stockholders:
Goldman Sachs Asset Management 32 Old Slip New York, NY 10005	1,666,100		5.8%
William J. McEnery 160 LaGrange Frankfort, IL 60423	1,527,778		5.4

*
Less than 1%

(a)
Includes 381,945 shares of Common Stock held in Trust for William F. Cellini, Jr., as beneficiary with an independent third party as sole trustee and 381,944 shares of Common Stock held in Trust for

  William F. Cellini, Jr., as beneficiary, with William F. Cellini, Jr. and William F. Cellini, father of William F. Cellini, Jr., as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(b)
Includes 381,945 shares of Common Stock held in Trust for Claudia Marie Cellini, as beneficiary, with an independent third party as sole trustee and 381,944 shares of Common Stock held in Trust for Claudia Marie Cellini as beneficiary with Claudia Marie Cellini and William F. Cellini, father of Claudia Marie Cellini, as co-trustees. Mr. William F. Cellini disclaims beneficial ownership of the 381,945 shares of Common Stock held in the Claudia Marie Cellini Trust by an independent third party as sole trustee.

(c)
Includes 1,100,000 shares of Common Stock held by Mr. Pratt as Trustee pursuant to a Voting Trust Agreement with Stephanie Pratt, his sister-in-law, over which Mr. Pratt exercises sole voting power.

(d)
Amounts shown include 433,333 shares of Common Stock for James B. Perry, 5,833 shares of Common Stock for Arnold L. Block, 50,000 shares of Common Stock for Dale R. Black, 50,000 shares of Common Stock for Donald J. Malloy, 3,847 shares of Common Stock for G. Dan Marshall and 634,679 of Common Stock for all directors and executive officers as a group represented by stock options exercisable within 60 days of February 23, 2001.

    Section 16(b) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for the period January 1, 2000 to December 31, 2000 were made on a timely basis.

ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

    At the Meeting, the stockholders will elect three directors to hold office, subject to the provisions of the Company's By-laws, until the annual meeting of stockholders in 2004 and until their successors shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. John B. Pratt, Sr., F. Lance Callis and Edward F. Brennan, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named. See "Record Date, Required Vote, Outstanding Shares and Holdings of Certain Stockholders."

    Messrs. Pratt, Callis and Brennan have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

    Each director of the Company is currently required to be licensed to serve as a director of the Company by the applicable gaming regulatory authorities in Illinois, Missouri, Louisiana, Indiana and Iowa, and may be subject to similar requirements in other jurisdictions in which the Company may conduct business. The nominees have met these requirements in Illinois, Missouri, Louisiana, Indiana and Iowa. However, should any director be found no longer suitable by any regulatory authority having jurisdiction over the Company, that individual shall become ineligible to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as director for the remaining term of the disqualified director.

    The nominees for election as directors, together with certain information about them, is contained below.

Name	Age	Director Since	Present Position with the Company
John B. Pratt, Sr.	78	1993	Director
F. Lance Callis	65	1993	Director
Edward F. Brennan	60	1995	Director

    John B. Pratt, Sr. has practiced law in White Hall, Illinois as a sole practitioner for over 15 years. He has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee, Nominating Committee and Audit Committee.

    F. Lance Callis has been a partner with the law firm of Callis, Papa, Jackstadt & Halloran P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois for over 15 years. Mr. Callis has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee and Nominating Committee.

    Edward F. Brennan has been a partner with the law firm of Brennan, Jones & Brennan P.C. (formerly Brennan, Cates & Constance) in Belleville, Illinois for over 15 years. He has been a member of the Board of Directors of the Company since January 1995, and also serves on the Audit Committee and Compensation Committee of the Board of Directors.

RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF ITS NOMINEES TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS.

MANAGEMENT

Directors and Executive Officers

    The following table sets forth the names and ages of the Company's directors and executive officers.

Name	Age	Position
William F. Cellini (a)	66	Chairman of the Board of Directors
George L. Bristol (b)	60	Director
Jimmy F. Gallagher (b)	72	Director
F. Lance Callis	65	Director
John B. Pratt, Sr.	78	Director
Edward F. Brennan	60	Director
James B. Perry (b)	51	Director, President and Chief Executive Officer
Donald J. Malloy	39	Senior Vice President, Secretary and General Counsel
James A. Gulbrandsen	60	Senior Vice President—Operations
Dale R. Black	37	Senior Vice President and Chief Financial Officer
Virginia M. McDowell	43	Senior Vice President—Sales and Marketing
R. Ronald Burgess	57	Senior Vice President—Human Resources

(a)
Messr. Cellini comprises a class of directors whose term expires in 2002.

(b)
Messrs. Bristol, Perry and Gallagher comprise a class of directors whose term expires in 2003.

    William F. Cellini has been Chairman of the Company's Board of Directors since February 1993. Mr. Cellini has served as Chief Executive Officer of New Frontier Group, a real estate development, management and construction concern with offices in Chicago and Springfield, Illinois since 1977. Mr. Cellini is a member of the Nominating Committee of the Board of Directors.

    George L. Bristol has been President of GLB, Inc., a consulting firm for over 20 years. He has been a member of the Board of Directors of the Company since January 1995 and is a member of its Audit Committee. Mr. Bristol was the Acting Chief Executive Officer of the Company from January 13, 1997 to April 20, 1997.

    Jimmy F. Gallagher has been a director of the Company since February 1993 and is currently a member of its Nominating Committee and Audit Committee. Mr. Gallagher retired from the gaming industry in March 1991. From March 1990 to March 1991, he was Supervisor of Casino Games for the Park Hotel and Casino in Las Vegas, Nevada.

    F. Lance Callis has been a partner with the law firm of Callis, Papa, Jackstadt & Halloran P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois for over 15 years. Mr. Callis has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee and Nominating Committee.

    John B. Pratt, Sr. has practiced law in White Hall, Illinois as a sole practitioner for over 15 years. He has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee, Nominating Committee and Audit Committee.

    Edward F. Brennan has been a partner with the law firm of Brennan, Jones & Brennan P.C. (formerly Brennan, Cates & Constance) in Belleville, Illinois for over 15 years. He has been a member of the Board of Directors of the Company since January 1995, and also serves on the Audit Committee and Compensation Committee of the Board of Directors.

    James B. Perry has been President and Chief Executive Officer of the Company since April 21, 1997. Mr. Perry was elected to the Board of Directors during 2000. From August 1996 to April 1997, Mr. Perry was President of the Hospitality Group of Keating Building Group. From 1976 to August 1996, Mr. Perry was employed by Aztar Corporation in numerous positions, including President and General Manager of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    Donald J. Malloy has been Senior Vice President, Secretary and General Counsel since April 1999. From January 1996 to April 1999 Mr. Malloy served as Vice President and Corporate Counsel. On January 8, 1999 Mr. Malloy assumed the additional role of Secretary. From June 1990 to December 1995 Mr. Malloy was an attorney with Winston & Strawn in Chicago Illinois.

    James A. Gulbrandsen has been Senior Vice President—Operations since June 1, 1997. From late 1996 to May 1997 Mr. Gulbrandsen was retired. From 1992 to 1996 Mr. Gulbrandsen was an owner/operator of the Womack Casino in Cripple Creek, Colorado.

    Dale R. Black has been the Senior Vice President and Chief Financial Officer since April 1998. From April 1993 to March 1998 Mr. Black served as Corporate Controller. Prior to joining the Company Mr. Black held various financial management positions throughout his career in both industry and with a "Big Five" public accounting firm.

    Virginia M. McDowell has been Senior Vice President—Sales and Marketing since June 1, 1997. From September 1996 to May 1997, Ms. McDowell was General Manager of the Northeast Office of Casino Data Systems, Inc. From 1984 to August 1996 Ms. McDowell held numerous positions with Aztar Corporation including Vice President of Business Development of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

    R. Ronald Burgess has been Senior Vice President, Human Resources since June 1999. From July 1986 to June of 1999, Mr. Burgess served in several human resources leadership roles with Harrah's Entertainment and the predecesor organization Promus Companies and Holiday Corporation in Memphis.

Compensation of Directors

    Directors who are not employees of the Company receive a fee of $25,000 per annum plus $1,000 per board meeting and $900 per committee meeting. An additional annual fee of $2,500 is paid to each committee chairman. Directors who are employees of the Company do not receive additional compensation for service as a director. In addition, pursuant to the 1993 Directors Stock Option Plan ("Directors Option Plan") each non-employee director is granted as of the date of their election a non-qualified stock option for 3,000 shares of Common Stock exercisable 1,000 as of date of grant and 1,000 on the first and second anniversaries of the date of grant. The option price for directors is the market price of the Common Stock as of the date of grant. As of the date of this Proxy Statement, no options are outstanding under the Directors Option Plan. There are 50,000 shares available for issuance under the Directors Option Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has established permanent audit, compensation and nominating committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on these committees. The Audit Committee, which held four meetings during 2000, consists of Messrs. Brennan, Pratt, Gallagher and Bristol. The Compensation Committee, which held three meetings in 2000, consists of Messrs. Callis, Brennan and Pratt. The Nominating Committee, which held two meetings in 2000, consists of Messrs. Callis, Cellini, Pratt, and Gallagher. The Nominating Committee met in January 2001 to propose three nominees whose election to the Company's Board of Directors is a subject of this proxy statement.

    The Audit Committee is currently composed of four independent directors (as independence is defined in Secion 303.01 (B) of the NYSE listing standards). The Audit Committee, subject to the requirements of the applicable state gaming laws and regulatory authorities, appoints a firm of independent certified public accountants to audit the books and accounts of the Company. In addition, the Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls. The Board has adopted a written charter for this committee, and a copy of this charter is included as an appendix to this Proxy Statement. The report of this committee is set forth later in this Proxy Statement.

    The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the Stock Option Plan. The Compensation Committee also formulates the Company's compensation policies and recommends compensation programs to the Board of Directors. The report of the Compensation Committee is set forth later in this proxy statement.

    The Company's Board of Directors met 17 times during fiscal 2000. No member of the Board of Directors participated in fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth annual and long-term compensation for the Company's Chief Executive Officer and four other most highly compensated officers during 2000 (collectively, the "named executive officers"), as well as certain other compensation information for the named executive officers during the years indicated.

Summary Compensation Table

		Annual Compensation				Long Term Compensation(a)
Other Annual Compensation (b)
Name and Principal Position	Year	Salary	Bonus			Stock Options (#)	All Other Compensation
James B. Perry Director, President and Chief Executive Officer	2000 1999 1998	$500,006 466,162 400,010	$	— 263,387 —	— — —	— 200,000 74,000	$826,041(c 80,908(c 21,950(c	) ) )
Arnold L. Block General Manager—Argosy Casino & Hotel in Lawrenceburg	2000 1999 1998	220,769 195,673 184,999		382,639 550,043 197,255	— — —	5,445 5,000 —	45,768(d 22,679(d 2,000(d	) ) )
Dale R. Black Senior Vice President and Chief Financial Officer	2000 1999 1998	186,538 167,788 137,885		393,101 474,424 16,791	— — —	5,925 — 24,526	17,096(e 12,739(e 10,450(e	) ) )
Donald J. Malloy Senior Vice President, Secretary and General Counsel	2000 1999 1998	186,538 159,134 116,538		393,101 274,721 21,713	— —	5,925 — 50,000	8,000(f 11,327(f 8,000(f	) ) )
G. Dan Marshall Vice President Investor Relations and Treasurer	2000 1999 1998	177,308 167,788 150,000		391,381 474,424 17,337	— — —	5,334 — 11,540	474,157(g 49,245(g 45,700(g	) ) )

(a)
The Company does not have long-term incentive plans and has not granted stock appreciation rights. In 1997, the Company made restricted stock grants in connection with the employment of Mr. Perry.

(b)
For each person named, "Other Annual Compensation" is below the level where disclosure would be required.

(c)
2000—Other compensation includes a car allowance of $9,600, compensation from restricted stock of $808,125, matching contributions to the Company's 401(k) Plan of $2,000, and reimbursement for medical expenses.

1999—Other compensation includes a car allowance of $9,600, dues of $17,850, house sale commission of $35,377, and matching contributions to the Company's 401(k) Plan of $2,000 and reimbursement for medical expenses.

1998—Other compensation includes a $19,950 reimbursement related to moving and matching contributions to the Company's 401(k) Plan of $2,000.

(d)
2000—Other compensation includes a car allowance of $3,600, a housing allowance of $40,168, and matching contributions to the Company's 401(k) Plan of $2,000.

1999—Other compensation includes a car allowance of $3,600, reimbursement of taxable moving expenses of $3,114, stock options exercises of $13,985 and matching contributions to the Company's 401(k) Plan of $2,000.

1998—Other compensation includes matching contributions to the Company's 401(k) Plan of $2,000.

(e)
2000—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement of medical expenses.

1999—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement for medical expenses.

1998—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement for medical expenses.

(f)
2000—Other compensation includes a car allowance of $6,000 and matching contributions to the Company's 401(k) plan of $2,000.

  1999—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement for medical expenses.

  1998—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement for medical expenses.

(g)
2000—Other compensation includes a housing allowance of $30,000, a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000, stock option exercises of $431,242 and reimbursement for medical expenses.

1999—Other compensation includes a housing allowance of $30,000, a car allowance of $6,000, matching contributions to the Company's 401(k) Plan of $2,000 and reimbursement for medical expenses.

1998—Other compensation includes a housing allowance of $36,346, car allowance of $6,000, matching contributions to the Company's 401(k) Plan of $2,000 and reimbursement for medical expenses.

Option Grants In Last Fiscal Year

    The following table sets forth information concerning options granted by the Company during the year ending December 31, 2000 to the named executive officers.

Name	Number of Securities Underlying Options Granted	Individual % of Total Options Granted to Employees in Fiscal Year	Grants Exercise Price ($/share)	Expiration Date	Grant Date Present Value (a)
Arnold L. Block	5,445	5%	$18.00	12/19/10	$53,905
Dale R. Black	5,925	5%	$18.00	12/19/10	58,657
Donald J. Malloy	5,925	5%	$18.00	12/19/10	58,657
G. Dan Marshall	5,334	5%	$18.00	12/19/10	52,807

(a)
The dollar amounts of grant date present value set forth in this column were valued using the Black-Scholes model for valuing stock options, as provided by the Securities and Exchange Commissions Executive Compensation disclosure rules. Significant assumptions used to prepare this valuation include: stock price volatility of 56.7% (calculated using historical stock price volatility calculated using 60 consecutive monthly closing stock prices beginning January 1996), a risk-free rate of 6%, a dividend yield of 0% and expected life of five years. No assurances can be made that the amounts reflected will be achieved.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

    The following table sets forth information concerning options exercised during 2000 and presents the value of unexercised options held by the named executive officers at fiscal year end.

Name	Shares Acquired on Exercise (#)(a)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End (b) Exercisable/Unexercisable
James B. Perry	—	—	366,667/133,333	$1,495,836/941,664
Arnold L. Block	—	—	4,167/8,778	22,398/121,549
Dale R. Black	—	—	41,824/14,101	187,800/133,730
Donald J. Malloy	—	—	33,333/22,592	110,415/55,208
G. Dan Marshall	46,153	$188,938	0/9,181	0/108,755

(a)
Options totaling 46,153 were exercised by the named executive officers during 2000.

(b)
The last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 2000 was $19.1875.

Employment and Other Agreements

    Mr. James B. Perry entered into a four year employment agreement on April 22, 1999 pursuant to which Mr. Perry agreed to serve as President and Chief Executive Officer of the Company. This new agreement replaced an agreement which was set to expire in April 2000. Under the terms of the agreement, Mr. Perry is to be paid $500,000 annually for the first two years and $600,000 annually for the last two years. In addition, Mr. Perry received a signing bonus of $263,387, reimbursement for club dues, not to exceed $75,000, and an additional 200,000 options under the Company's 1993 Employee Stock Option Plan. The entire 100,000 restricted share block of Common Stock previously granted to Mr. Perry pursuant to his original employment agreement will be released from escrow on April 21, 2000 provided Mr. Perry is still employed by the Company. In the event of a change in control of the Company, Mr. Perry receives a payment equal to one times his annual salary. The non-competition provision of the agreement restricts Mr. Perry from engaging in competition in any jurisdictions where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

    Mr. Arnold L. Block entered into an employment agreement dated as of September 1, 1997, pursuant to which Mr. Block agreed to serve as general manager of the Company's facility in Lawrenceburg, Indiana. Under the terms of the agreement, Mr. Block is to be paid $245,000 annually. In addition, Mr. Block is a participant in the Company's Management Incentive Bonus Plan for Divisions and receives reimbursement for living expenses. In the event of a change in control of the Company in which Mr. Block is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Block receives a payment equal to one times his annual salary. The non-competition provision of the Agreement restricts Mr. Block from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. Dale R. Black entered into an agreement dated as of December 14, 1999, pursuant to which Mr. Black agreed to serve as Senior Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Black is to be paid $200,000 annually. In addition, Mr. Black is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Black is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Black receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Black from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. Donald J. Malloy entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Malloy agreed to serve as Senior Vice President, Secretary and General Counsel. Under the terms of the agreement, Mr. Malloy is to be paid $200,000 annually. In addition, Mr. Malloy is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Malloy is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Malloy receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Malloy from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. James A. Gulbrandsen entered into an agreement dated as of June 1, 2000, pursuant to which Mr. Gulbrandsen agreed to serve as Senior Vice President of Operations of the Company. Under the terms of the agreement, Mr. Gulbrandsen is to be paid $275,000 annually. In addition, Mr. Gulbrandsen is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Gulbrandsen is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Gulbrandsen receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Gulbrandsen from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Ms. Virginia M. McDowell entered into an agreement dated as of June 1, 2000, pursuant to which Ms. McDowell agreed to serve as Senior Vice President of Sales and Marketing of the Company. Under the terms of the agreement, Ms. McDowell is to be paid $225,000 annually. In addition, Ms. McDowell is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. McDowell is not retained or is offered a lesser position or elects to leave following the change of control, Ms. McDowell receives a payment equal to three times her annual salary. The non-competition provision of the Agreement restricts Mr. McDowell from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. R. Ronald Burgess entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Burgess agreed to serve as Senior Vice President—Human Resources. Under the terms of the agreement, Mr. Burgess is to be paid $175,000 annually. In addition, Mr. Burgess is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Burgess is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Burgess receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Burgess from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

    Mr. G. Dan Marshall entered into an agreement dated as of December 14, 1999 pursuant to which Mr. Marshall agreed to serve as Vice President Investor Relations and Treasurer. Under the terms of the agreement, Mr. Marshall is to be paid $180,000 annually. In addition, Mr. Marshall is a participant in the Company's Corporate Incentive Bonus Plan and receives reimbursement for living expenses. In the event of a change of control of the Company in which Mr. Marshall is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Marshall receives a payment equal to three times his annual salary. The non-competition provision of the Agreement restricts Mr. Marshall from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

    No member of the Compensation Committee of the Company was, during the year ended December 31, 2000, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2000.

COMMITTEE REPORTS

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee

    The Compensation Committee of the Board of Directors is responsible for the administration of the Company's executive compensation program. The Committee is made up of three Directors who are not employees of the Company. It is responsible for setting the compensation levels of the Company's Chief Executive Officer and other senior executives, including the executives named in the Summary Compensation Table. The Committee is also responsible for the administration of certain compensation and benefit plans. The Committee met three times during fiscal year 2000.

Compensation Philosophy

    The Committee believes that the Company's executive compensation program should attract and retain talented executives. The Committee provides its executives with the opportunity to earn significant compensation if the Company and the individual meet or exceed challenging performance goals. This strategy has helped the Company attract, retain and motivate high quality executives. The Committee periodically reviews a number of independent compensation surveys as guidelines to determine competitive pay practices. The survey data is reviewed directly and is also summarized by independent compensation consultants. Generally, the survey data used is primarily for gaming and entertainment companies of similar size to the Company and based in the United States. However, since the Company's competition for executive talent is not limited to the gaming industry, compensation data for other companies of similar size is also considered. The survey data used to assess the Company's executive compensation includes some companies that are small and mid-cap sized casino companies as well as other entertainment and non-entertainment companies.

    The income tax deductions of publicly traded companies may be limited to the extent total compensation for particular executive officers exceeds $1 million during any year. This deduction limit, however, does not apply to payments which qualify as "performance based." The Committee has reviewed the regulations issued by the Internal Revenue Service and will continue to review the application of these rules to future compensation. However, the Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the Internal Revenue Service's requirements for deductibility.

    The Committee believes that the total compensation provided to the Company's executives is both prudent and competitive. Also, the Committee believes that the program has helped to successfully focus the Company's executive team on increasing Company performance and stockholder value.

Base Salaries

    Base salaries are determined at the discretion of the Committee based on a review of competitive market pay practices, performance evaluations and expected future individual contributions. The Committee uses the median of the range of base salaries from independent compensation surveys to target the Company's base salary levels. However, it also considers an individual's unique position, responsibilities and performance in setting salary levels. In reviewing individual performances, the Committee considers the views of the Chief Executive Officer, Mr. James B. Perry, with respect to other executive officers.

Annual Incentives

    For 2000, earned bonus awards for corporate executives (other than the CEO, Mr. Perry) were determined based on Company performance. The incentive bonus was based entirely upon the increases in the Company's stock price for each quarter versus the prior quarter. The eligible senior managers receive a percentage of their quarterly base salary based upon the amount of the increase of the stock price for the quarter versus the prior quarter. Decreases in the stock price in a quarter versus the prior quarter result in reductions of the unpaid amounts from previous quarters.

    The Company has adopted a Value Added Incentive Plan (the "Value Added Plan"). The Value Added Plan's objectives are to enhance commitment to the long-term success of the Company by linking personal financial rewards to the growth in value of the Company, by increasing the Company's Value Added (as defined below), and to increase the Company's ability to attract and retain key execetives. Under the Value Added Plan, annual incentives are determined by establishing target incentive awards based on a percentage of base salary. Actual earned bonus awards are based on corporate performance and/or divisional performance depending upon the responsibilities of the participant. Corporate and divisional performance is measured by the cumulative growth of Value Added and then by comparing the actual Value Added against a target Value Added as designated by the Committee. The term "Value Added" is defined as after-tax operating cash flow (before interest expense), less a capital charge for all capital invested in the Company or division, as applicable. The term "capital charge" is defined as the Company's weighted average, after-tax, cost of capital, representing a blend of the Company's equity and debt capital cost.

    The Company's general managers and their direct reports are participants in the Value Added Plan which is based on quarterly increases in Value Added versus the prior years quarter for their respective property. For 2001, annual incentives for the corporate executives (other than Mr. Perry) will be based 50% on increases in the Company's stock price and 50% on the Value Added Plan.

    Annual incentive target awards for the CEO and the other executives named in the Summary Compensation Table range from 25% to 50% of salary. Actual cash awards are paid out over the succeeding four quarters out of the participant's bonus reserve account, an account maintained for each participant which includes any earned but unpaid bonuses from prior quarters. This bonus reserve account may also contain a negative balance from prior quarters, and in such cases the negative amount must be offset against any positive reserve amount. The annual incentive for the CEO is discussed under the "CEO Compensation" section below.

Long-Term Incentives

    From time to time, the Committee has granted stock options and restricted shares to the Company's executives in order to align their interests with the interests of stockholders. Since stock options are granted at market price, the actual value of the stock options is wholly dependent on an increase in the price of the Company's Common Stock. Stock options are considered effective long-term incentives by the Committee because an executive is rewarded only if the value of the Company's Common Stock increases, thus increasing stockholder value. In determining grants of stock awards for executives, the Committee has reviewed competitive data of long-term incentive practices at other gaming and entertainment companies and companies of similar size to the Company but in other industries. The Committee also takes into account the level of past stock compensation grants and the value of those grants in determining awards for the Company's executives.

    On December 19, 2000, the Committee recommended the grant of options covering 115,353 shares of the Company's Common Stock to certain key members of senior and divisional management. The number of stock awards granted was based on the Committee's review of the individual executive's position and potential within Argosy, and the level of past stock compensation awards granted to the individual executive.

    In September 1999, the Committee adopted a Management Deferred Compensation Plan for executives of the Company and the divisional general managers. The plan permits the eligible employee to defer up to 25% of base salary and 50% of bonus to the quarter in which the employee is terminated or upon change in control The payout of the deferred compensation can be on a lump sum basis or in 5 or 10 year installments.

Chief Executive Officer Compensation

    Based upon the assessment of the criteria outlined above, the Compensation Committee also established the compensation levels of the Company's Chief Executive Officer, James B. Perry, and entered into a four-year employment agreement in April 1999. Under the terms of such agreement, Mr. Perry, who also serves as President of the Company, was granted an annual base salary of $500,000 annually for the first two years and $600,000 annually for the last two years. In addition, Mr. Perry was given a signing bonus of $263,387, reimbursement for club dues, not to exceed $75,000, and an additional 200,000 options under the Company's incentive stock option program.

    This report is submitted by F. Lance Callis, Edward F. Brennan and John B. Pratt, Sr., being all of the members of the Compensation Committee.

F. LANCE CALLIS EDWARD F. BRENNAN JOHN B. PRATT, SR.

AUDIT COMMITTEE REPORT

    The Audit Committee of the board of Directors of Argosy is composed of four independent directors and operates under a written charter adopted by the Board of Directors, attached as Appendix A. Argosy's management is responsible for its internal accounting controls and the financial reporting process. Argosy's independent Auditors, Ernst & Young, LLP, are responsible for performing an independent audit of Argosy's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

    In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company's internal controls and the internal audit department's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

    The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

    Based on the Audit Committee's discussions with management and the independent auditors and the audit committee's review of the representations of management and the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in Argosy's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

    Fees paid to the independent auditors for the fiscal year 2000 audit and the review of Forms 10-Q were Audit: $397,000; and All Other: $143,500.

    This report is respectfully submitted by the audit committee of the Board of Directors.

EDWARD F. BRENNAN JOHN B. PRATT, SR. JIMMY F. GALLAGHER GEORGE L. BRISTOL

PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return from December 31, 1995 through December 31, 2000 of the Company, the Nasdaq Broad Market and the Nasdaq Amusement and Recreation Services Index (the "Peer Group Index") which the Company considers to be its peer industry group. The graph assumes an investment of $100 on December 31, 1995 in each of the Common Stock, the stocks comprising the Nasdaq Broad Market, and the stocks comprising the Peer Group Index.

COMPARISON OF FIVE-YEAR TOTAL CUMULATIVE RETURN* AMONG ARGOSY
GAMING CO., NASDAQ STOCK MARKET INDEX (U.S. Companies), AND A PEER GROUP OF
NASDAQ STOCKS (SIC 7900-7999—Amusement and Recreation Services —U.S. Companies)

*
Assumes $100 investment in the common stock of Argosy Gaming Co., Nasdaq Stock Market Index (U.S. Companies), and Peer Group Nasdaq Stocks (SIC 7900-7999 U.S. Companies), derived from compounded daily returns with dividend reinvestment on the exdate.

MARKET FOR REGISTRANT'S COMMON EQUITY AND DIVIDEND POLICY

    The Company's Common Stock trades on the New York Stock Exchange under the symbol AGY. On February 23, 2001, the Common Stock was held by 660 stockholders of record. The following table sets forth the high and low sales prices per share of Common Stock, as reported by the New York Stock Exchange, for the periods indicated. These quotations and sales prices do not include retail mark-ups, mark-downs or commissions.

	Price Range of Common Stock
Year Ending December 31, 1999	High	Low
1st Quarter	$6.25	$2.625
2nd Quarter	$8.9375	$5.25
3rd Quarter	$15.4375	$8.25
4th Quarter	$17.25	$11.25
	Price Range of Common Stock
Year Ending December 31, 2000	High	Low
1st Quarter	$17.25	$9.75
2nd Quarter	$18.375	$13.00
3rd Quarter	$18.4375	$13.00
4th Quarter	$19.6875	$15.8125

    On March 8, 2001, the reported last sales price for the Common Stock was $21.97.

    Since the Company's initial public offering in February 1993, the Company has not declared any cash dividends or distributions on its Common Stock. The Company currently intends to retain its earnings to reduce its outstanding indebtedness and to finance future growth and therefore has no present intention of paying dividends. This policy will be reviewed annually by the Company's Board of Directors in light of, among other things, its results of operations, capital requirements, any restrictions imposed by applicable gaming regulations and restrictions imposed by the Company's indentures and loan documents. At present the Company's Amended and Restated Credit Agreement dated March 2, 2001 requires the consent of the lenders in order to declare a dividend.

CERTAIN TRANSACTIONS

Indemnification Agreements

    The Company has entered into an indemnification agreement with each of its directors and executive officers to provide them with the maximum indemnification allowed under the Company's Certificate of Incorporation, By-Laws and applicable law.

STOCKHOLDER PROPOSALS

    Stockholder's proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received in writing by the Company no later than November 15, 2001 and no sooner than October 16, 2001 for inclusion in the Company's proxy statement and proxy card relating to the 2002 Annual Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has been advised that a representative of Ernst & Young, L.L.P. its independent auditors, will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

OTHER MATTERS

    If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

    The Annual Report of the Company for the year ending December 31, 2000, was mailed to stockholders together with this Proxy Statement.

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website as www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

    You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us at the following address: G. Dan Marshall, Vice President of Investor Relations and Treasurer, Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, telephone (618) 474-7500.

By Order of the Board of Directors
DONALD J. MALLOY Secretary

APPENDIX A

ARGOSY GAMING COMPANY
AUDIT COMMITTEE CHARTER

    The audit committee is appointed by the board of directors to assist the board of directors in undertaking and fulfilling its responsibilities in monitoring:

  •
  The integrity of the financial statements of the company;

  •
  The compliance by the company with legal and regulatory requirements; and

  •
  The independence and performance of the company's internal and external auditors.

    The members of the audit committee shall meet the independence and financial experience requirements of the New York Stock Exchange. The number of members of the audit committee shall be determined by the board of directors, but in no event shall consist of less than three individuals. The members of the audit committee shall be appointed by the board of directors and shall serve terms of such length as the board of directors may determine.

    The audit committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The audit committee may request any officers or employees of the company or the company's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee and provide pertinent information as necessary.

    The audit committee shall meet at such times and from time to time as it deems appropriate. The audit committee shall report regularly to the board of directors with such recommendations as the committee may deem appropriate.

    On behalf of the board of directors, the audit committee shall:

1)
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board of directors for approval.

2)
Review with management and the independent auditor the annual audited financial statements and the report thereon, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company's financial statements.

3)
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

4)
Review with management and the independent auditor the company's quarterly financial statements prior to the release of quarterly earnings or filing of such statements with the Securities and Exchange Commission.

5)
Meet periodically with management and the independent auditor to review the company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6)
Review major changes to the company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7)
Recommend to the board of directors the appointment of the independent auditor, which firm is ultimately accountable to the audit committee and the board of directors.

8)
Approve the fees to be paid to the independent auditor.

9)
Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the audit committee, recommend that the board of directors take appropriate action to insure the independence of the auditor.

10)
Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend that the board of directors replace the independent auditor.

11)
Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

12)
Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

13)
Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14)
Review the appointment and replacement of the senior internal auditing executive.

15)
Meet with the internal auditor prior to the audit to review the scope, planning and staffing of the audit.

16)
Review the significant reports to management prepared by the internal auditing department and management's responses.

17)
Review policies and procedures with respect to management expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the senior internal auditing executive or the independent auditor.

18)
Obtain reports from management, the company's senior internal auditing executive and the independent auditor that the company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the company's code of conduct.

19)
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

20)
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

21)
Advise the board of directors with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct (and the result of the general counsel's review of the company's monitoring compliance with its code of conduct).

22)
Review with the company's general counsel (and outside counsel when appropriate) legal and regulatory matters, if any, that may have a material impact on the financial statements, the company's compliance policies and any material reports or inquiries received from regulators or government agencies.

23)
Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

    The audit committee shall also undertake such additional activities within the scope of its primary function as the committee may from time to time determine or as may otherwise be required by law, the company's bylaws or charter or the board of directors. The duties and responsibilities of a member of the audit committee are in addition of those duties set out for a member of the board of directors of the company. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's code of conduct.

    The company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the company), by reason of his acting as a member of the audit committee against any liability or expense actually or reasonably incurred by such person in respect thereof.

    The material in this charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date this charter is first included in the company's annual proxy statement filed with the Securities and Exchange Commission and irrespective of any general incorporation language in such filing.

(This page has been left blank intentionally.)

ARGOSY GAMING COMPANY

2001 PROXY

PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK PEN ONLY.

1.
Election of Directors
Nominees: John B. Pratt, Sr., F. Lance Callis and Edward F. Brennan

For All	Withheld All	For All Except
/ /	/ /	/ /

Nominee(s) written below

A vote FOR Item 1 is recommended by the Board of Directors.

2.
In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

For	Against	Abstain
/ /	/ /	/ /

A vote FOR Item 2 is recommended by the Board of Directors.

Mark here if you plan to attend the meeting. / /

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Dated:                         , 2001

Signature

Signature

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

PROXY	PROXY

ARGOSY GAMING COMPANY
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 17, 2001

The undersigned hereby appoints James B. Perry and Dale R. Black, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on April 17, 2001, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE
REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

QuickLinks

ELECTION OF DIRECTORS
MANAGEMENT
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMMITTEE REPORTS
PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR TOTAL CUMULATIVE RETURN* AMONG ARGOSY GAMING CO., NASDAQ STOCK MARKET INDEX (U.S. Companies), AND A PEER GROUP OF NASDAQ STOCKS (SIC 7900-7999—Amusement and Recreation Services —U.S. Companies)
MARKET FOR REGISTRANT'S COMMON EQUITY AND DIVIDEND POLICY
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
ARGOSY GAMING COMPANY AUDIT COMMITTEE CHARTER
ARGOSY GAMING COMPANY 2001 PROXY